STATE OF CONNECTICUT

DEPARTMENT OF BANKING

260 CONSTITUTION PLAZA • HARTFORD, CT 06103-1800

Howard F. Pitkin
Commissioner

November 10, 2009

Kevin J. O'Connor, Partner
Bracewell & Giuliani
Goodwin Square
225 Asylum Street, Suite 2600
Hartford, CT 06103-1516

Re: L & L International Holdings, Inc. f/k/a L & L Financial Holdings, Inc.
Order Modifying Consent Order

Dear Mr. O'Connor:

Attached please find for your client's records, an originally executed modifying Order issued by the Banking Commissioner.

Should you have any questions, please contact the undersigned directly at (860) 240-8250.

Sincerely,

HOWARD F. PITKIN
BANKING COMMISSIONER

By Kevin R. Maher
Kevin R. Maher
Manager

Enclosure

STATE OF CONNECTICUT
DEPARTMENT OF BANKING
260 CONSTITUTION PLAZA • HARTFORD, CT 06103-1800

Howard F. Pitkin
Commissioner

* *

IN THE MATTER OF:	
L & L INTERNATIONAL HOLDINGS, INC. f/k/a L & L FINANCIAL HOLDINGS, INC.	**ORDER MODIFYING CONSENT ORDER** **No. CO-07-7271-S**

* *

PRELIMINARY STATEMENT

WHEREAS, the Banking Commissioner (the "Commissioner") is charged with the administration of Chapter 672a of the Connecticut General Statutes, the Connecticut Uniform Securities Act (the "Act") and Sections 36b-31-2 *et seq.* of the Regulations of Connecticut State Agencies (the "Regulations") promulgated under the Act;

WHEREAS, on April 26, 2007, the Commissioner, acting pursuant to Section 36b-31(a) of the Act, entered a Consent Order (the "2007 Consent Order") (No. CO-07-7271-S) with respect to L & L Financial Holdings, Inc. of 720 Third Avenue, Suite 1611, Seattle, Washington;

WHEREAS, in March, 2008, L & L Financial Holdings, Inc. changed its name to L&L International Holdings, Inc. and relocated its principal office to 130 Andover Park East, Suite 101, Seattle, Washington;

WHEREAS, the 2007 Consent Order, the terms of which are incorporated by reference herein, alleged that, in 2003 and 2004, L & L Financial Holdings, Inc. violated Sections 36b-6(b) and 36b-16 of the Act by employing an unregistered agent and selling unregistered securities in Connecticut, respectively;

WHEREAS, the 2007 Consent Order, *inter alia*, barred L & L Financial Holdings, Inc. for ten years from selling securities in or from Connecticut, notwithstanding any claim of exemption or covered security status that L & L Financial Holdings, Inc. could otherwise assert;

WHEREAS, on October 24, 2009, the department received from counsel to L&L International Holdings, Inc. a request for relief from certain currently effective conditions and restrictions in the 2007 Consent Order;

TEL: (860) 240-8299
FAX: (860) 240-8178
An Affirmative Action/Equal Opportunity Employer
website: http://www.ct.gov/dob

WHEREAS, Section 36b-31(a) of the Act provides, in part, that: "The Commissioner may from time to time make, amend and rescind such ... orders as are necessary to carry out the provisions of Sections 36b-2 to 36b-33, inclusive [of the Act]";

WHEREAS, Section 36b-31(b) of the Act states, in part, that: "No ... order may be made, amended or rescinded unless the commissioner finds that the action is necessary or appropriate in the public interest or for the protection of investors and consistent with the purposes fairly intended by the policy and provisions of ... [the Act]";

WHEREAS, the Commissioner finds that the issuance of this Order is appropriate in the public interest and consistent with the purposes fairly intended by the policy and provisions of the Act;

ORDER

THE COMMISSIONER HEREBY ORDERS THAT:

(1) Paragraph 2 of the Sanctions section of the 2007 Consent Order, which imposed an unconditional ten year bar on Connecticut securities sales by L&L International Holdings, Inc. f/k/a L & L Financial Holdings, Inc., shall no longer be in force and effect upon the Commissioner's entry of this Order;

(2)(a) For three (3) years following the Commissioner's entry of this Order, L&L International Holdings, Inc., its affiliates and successors in interest shall refrain, in or from Connecticut, from effecting any securities offers or sales or performing or facilitating any other securities-related activity, either directly or through any intermediary and regardless of any potential exemptive or exclusionary claim, without compliance with paragraph (2) of this Order;

(b) L&L International Holdings, Inc., its affiliates and successors in interest shall first retain Connecticut legal counsel sufficiently experienced in state and federal securities law compliance and not unacceptable to the Division Director to evaluate L&L International Holdings, Inc.'s compliance with the Act, the Regulations and any order under the Act. The scope of legal review contemplated by this paragraph shall include, without limitation, securities registration and disclosure obligations as well as registration requirements for any individual or entity, regardless of title or designation, performing securities-related services on behalf of L&L International Holdings, Inc., its affiliates or successors in interest. L&L International Holdings, Inc. shall identify such Connecticut legal counsel in writing to the Division Director prior to the Commissioner's entry of this Order;

(c) L&L International Holdings, Inc., its affiliates and successors in interest shall consult with such Connecticut legal counsel at least once each calendar year, provided nothing herein shall preclude more frequent consultations should the need arise.

(d) By December 31st of each year to which this obligation extends, L&L International Holdings, Inc. shall file with the Division Director an annual sworn affidavit verifying that it has fully discussed its Connecticut compliance responsibilities with Connecticut legal counsel and that, in connection therewith, L&L International Holdings, Inc., its affiliates and successors in interest are complying with this Order and with the advice of counsel. The first affidavit shall be filed no later than December 31, 2010, the second affidavit shall be filed no later than December 31, 2011 and the final affidavit shall be filed no later than December 31, 2012;

(e) Should L&L International Holdings, Inc., its affiliates or successors in interest sever their relationship with the Connecticut legal counsel identified to the Division Director, L&L International Holdings, Inc., its affiliates or successors in interest shall apprise the Division Director in writing of the reasons for such severance within thirty (30) days following such severance, and shall identify the successor attorney engaged to perform the services described in paragraph (2) of this Order;

(3) For three (3) years, commencing on the date this Order is entered by the Commissioner, L&L International Holdings, Inc., its affiliates and successors in interest shall only offer or sell securities in or from Connecticut through broker-dealers or broker-dealer agents who are then registered under the Act and whose identities have been supplied in writing to the Division Director prior to the time such offers or sales are made;

(4) With the exception of paragraph (2) of the Sanctions section of the 2007 Consent Order, all other provisions of the 2007 Consent Order shall remain in effect;

(5) A copy of this Order shall be mailed forthwith to L&L International Holdings, Inc.; and

(6) This Order shall become final when entered.

So ordered at Hartford, Connecticut
this 9th day of November 2009.

Howard F. Pitkin
Banking Commissioner